Exhibit (10)(iii)(A)24

                      EXECUTIVE RETENTION AGREEMENT

    AGREEMENT, effective as of January 3, 1994, between NYNEX Corporation, a Delaware corporation (the "Company"), and (Name), an individual (the "Executive").

    In consideration of the mutual agreements and covenants contained herein, the Company and the Executive hereby agree as follows:

1. Executive Duties. The Company hereby employs the Executive and assigns this agreement to (Company Name), and the Executive hereby agrees to serve the Company in the capacity of (Title) and that the Executive's entire business time and best efforts during the Term of Employment (as hereinafter defined) will be devoted to the performance of the Executive's duties, as now or hereafter assigned to the Executive by the Chairman of the Board and Chief Executive Officer of the Company or in the case of a subsidiary that subsidiary's Board of Directors.

2. Term of Employment. The term of employment (the "Term of Employment") shall commence on January 1, 1994 and shall continue day to day.

3. Compensation. Except as hereinafter provided, the Company shall pay to the Executive, and the Executive shall accept from the Company, for the services and duties to be rendered and performed by the Executive during the Term of Employment:

    (a) Base Compensation. During the Term of Employment, base compensation at the annual rate of $(Salary) (subject to applicable withholding and other taxes), (i) payable in equal monthly installments on or before the first day of the month following each of the months during such period, and (ii) as subsequently adjusted by the NYNEX Board of Directors or the Board of Directors of the company to which this Agreement has been assigned.

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    (b) Short Term Incentive Plan.  During the Term of Employment, the
        Executive shall participate in the Company's Senior
        Management Short Term Incentive Plan (the "STIP") as a tier (Letter) member of the Senior Management Compensation Group.

    (c) Long Term Incentive Plan. During the Term of Employment, the Executive shall participate in the NYNEX Senior Management
        Long Term Incentive Plan (the "LTIP") as a tier (Letter) member of the Senior Management Compensation Group.

    (d) Stock Options. During the Term of Employment, the Executive will be eligible to participate in the NYNEX Stock Option Plan to the extent options are offered to tier (Letter) members of the Senior Management Compensation Group.

    (e) Retention Award. On January 3, 1994, the Company will award the Executive (Number) shares of restricted stock (the "Award"), pursuant to the terms of the NYNEX 1987 Restricted Stock Award Plan, (1987 Plan) under the following terms:

        (i) dividends on the Award will be used to purchase additional shares of restricted stock (the additional shares and the Awarded shares shall be referred to collectively as the "Retention Award");

        (ii) the shares which comprise the Retention Award shall be subject to the terms and conditions provided in the 1987 Plan;

        (iii) the Restriction Period for the Retention Award as defined in the 1987 Plan shall end when the Executive:

              (A) voluntarily separates from service with the Company with the consent of the Chairman and Chief
                   Executive Officer of the Company;
              (B)  dies; or
              (C)  is terminated without cause.

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    (f) Benefits.  In addition to the compensation, STIP, LTIP and Stock
        Option Plan grants and awards payable to the Executive pursuant to this paragraph 3, the Company shall provide the following benefits to the Executive during the Term of Employment:

        (i) The Executive, to the extent eligible, shall participate in the Company's current and future employee benefit plans and programs for members of the Senior Management
              Compensation Group and employees generally.

        (ii) The Executive, as a member of the Senior Management Compensation Group as defined by the NYNEX Board of Directors, shall be entitled to all perquisites and benefits available to members of the Senior Management Compensation Group of the Company.

    (g) Termination of Payments and Severance Pay. Compensation and benefits under this subparagraph 3 shall terminate as follows:

        (i) If the Executive voluntarily separates from service with the Company without the consent of the Chairman and Chief Executive Officer of the Company:

              (A) the Company shall make no further payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to the date of such separation;
              (B) grants and awards previously made to the Executive under the LTIP, STIP and the Stock Option Plan shall be governed by the terms of those plans;
              (C) the Retention Awards under sub-paragraph 3(e), shall be forfeited;
              (D) all benefits provided under sub-paragraph 3(f) hereof shall cease as of the date of such separation, except as may be provided in the plans and programs; and
              (E) the Executive shall not be entitled to severance pay pursuant to the NYNEX Executive Severance Pay Plan ("Severance Pay Plan").

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        (ii)  If the Executive voluntarily separates from employment with the Company with the consent of the Chairman and Chief Executive Officer of the Company:

              (A) the Company shall make no further payments to the Executive under sub-paragraph 3(a) for any period of time subsequent to the date of separation;
              (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP, and the Stock Option Plan shall be governed by the terms of those plans;
              (C) the restrictions on the Retention Awards, under sub-paragraph 3(e), shall lapse;
              (D) all benefits provided under sub-paragraph (f) hereof shall cease as of the date of such separation, except as may be provided in the plans and programs; and
              (E) the Executive shall be entitled to severance pay pursuant to the Severance Pay Plan 7 days after the Executive signs the release provided for in the Severance Pay Plan.

        (iii) If the Executive dies at any time during the Term of
              Employment:

              (A) the Company shall make no payments under sub-paragraph 3(a) of this Agreement to the Executive or the Executive's executors, administrators, assigns, beneficiaries or estate for any period of time subsequent to the date of the Executive's death;
              (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP and the Stock Option
                   Plan shall be governed by the terms of those plans;
              (C) the restrictions on the Retention Awards, under sub-paragraph 3(e), shall lapse;
              (D) the continuation, expiration and termination of the benefits provided under sub-paragraph 3(f) shall be governed by the terms of the Company's employee benefit plans and programs applicable in the event of the death of an employee as in effect on the date of death; and
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              (E)  the Executive's heirs shall be entitled to severance
                   pay pursuant to the Severance Pay Plan 7 days after the Executive's heirs sign the release provided for in the Severance Pay Plan.

        (iv) If the Executive's employment is terminated for cause as defined in Paragraph 4 below:

              (A) the Company shall make no payments under sub-paragraph 3(a) for periods of time subsequent to the date of such termination;
              (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP and the Stock Option
                   Plan shall be governed by the terms of those plans;
              (C) the Retention Awards, under sub-paragraph 3(e), shall be forfeited;
              (D) all benefits provided under sub-paragraph 3(f) shall cease as of the date of such termination except as may be provided in the plans and programs; and
              (E) the Executive shall not be entitled to severance pay pursuant to the Severance Pay Plan.

        (v) If the Executive becomes and remains totally disabled during the Term of Employment:

              (A) the Company shall pay the monthly payments or the portion thereof specified in sub-paragraph 3(a) to the Executive, pursuant to the terms of the Company's Short Term Disability Plan;
              (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP, and the Stock Option
                   Plan shall be governed by the terms of those plans;
              (C) the Retention Awards under sub-paragraph 3(e) shall be continued until the expiration of the Term of Employment; and
              (D) all benefits provided under sub-paragraph 3(f) shall continue to be provided until the expiration of the Term of Employment.

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        (vi)  If the Executive's employment is terminated by the Company without cause:

              (A) the Company shall make no payments specified under sub-paragraph 3(a) to the Executive after the date of termination;
              (B) grants and awards previously made to the Executive pursuant to the LTIP, STIP, and the Stock Option Plan shall be governed by the terms of those plans;
              (C) the restrictions on the Retention Awards under sub-paragraph 3(e) shall lapse;
              (D) the continuation, expiration and termination of all other benefits provided under sub-paragraph 3(f) shall be governed by the terms of the Company's employee benefit plans and programs as in effect on the date of such termination; and
              (E) the Executive shall be entitled to severance pay pursuant to the Severance Pay Plan 7 days after the Executive signs the release provided for in the Severance Pay Plan.

4.  Termination of Employment.

    (a) The Executive may voluntarily terminate employment with the Company at any time with or without cause at the sole discretion of the employee.
    (b) The Executive's employment may be terminated by the Company at any time with or without cause at the sole discretion of the Company.
         The Company shall give the Executive 90 days' notice if the Executive's employment is being terminated without cause.
        If the Company terminates the Executive's employment without cause and without 90 days notice, not withstanding the
        provisions of 3(g)(vi)(A), the Company will pay the
        Executive's Base Compensation for each day that the period between notice and termination of employment is less than 90 days. The term "cause" in this subparagraph (b) shall mean grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Executive, as determined in the sole discretion and judgment of
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        the Chairman and Chief Executive Officer of the Company:  fraud, misappropriation, embezzlement, involving the Company or any of its subsidiaries or affiliates; or commission of any felony of which the Executive is finally adjudged guilty in a court of competent jurisdiction; or a breach of Paragraphs 8 (Non-Competition and Non-Solicitation), 9
        (Intellectual Property and Proprietary Information),
        10 (Company Rules; Code of Business Conduct), or 11
        (Modification of Final Judgment) of this Agreement.
        In the event that the Company terminates the employment of the Executive for cause, it will state in writing the grounds for such termination and provide this statement to the Executive within 10 business days after the date of termination, except that, in the event that the reason for termination for cause is grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Executive, the Company will give the Executive
        60 calendar days prior written notice and an opportunity to cure the performance within these 60 calendar days. Evidence of such cause or evidence of other cause discovered after the notice may also be considered to support the termination decision and will, by itself, be sufficient to constitute cause.

5. Expenses. In accordance with the Company's usual practices and procedures, the Company agrees to reimburse the Executive for reasonable travel expenses (other than normal commutation expenses) and other reasonable out-of-pocket expenses directly related to the Executive's work for the Company.

6. Holidays and Vacation. The Executive shall have the same holidays per calendar year recognized by the Company for its management employees (presently 11). During each calendar year during the Term of Employment, the Executive shall have an aggregate of 4 Management
Personal Days and 5 weeks vacation. Notwithstanding the foregoing, such Management Personal Days and vacation days shall be scheduled at such times and in such number with due regard to the needs of the business.

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7.  Capacity.

    (a) The Executive hereby warrants and represents that the Executive is legally capable and now physically capable (with or without reasonable accommodation) of performing the duties contemplated in this Agreement and that such performance will not violate any agreements the Executive has with, or breach any duties owed to, any other employer or organization.
    (b) The Company hereby warrants and represents that this Agreement has been duly and validly authorized, executed, and delivered.

8.  Non-Competition and Non-Solicitation.

    (a) Without the prior written consent of the Company, the Executive shall not, during the Term of Employment and for a period of two years from the date of termination of employment with the Company, or its Affiliates, either for himself or herself or as an agent, partner, joint venturer or employee of any Person, other than the Company, or its Affiliates, or in any other capacity, directly or indirectly:

        (i) engage in Competitive Services for any Customer or any Prospective Customer; or

        (ii) contact, solicit or attempt to solicit, whether for the Executive's own account or for the account of any Person other than the Company, or its Affiliates, any Customer or any Prospective Customer; or

        (iii) induce away from the Company, or its Affiliates, or facilitate the inducement away from the Company, or its Affiliates of, any personnel of the Company, or its Affiliates, or interfere with the faithful discharge by such personnel of their contractual and fiduciary obligations to serve the interests of the Company, or its Affiliates and their Customers; or



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        (iv)  invest in or otherwise be connected with, in any manner, any
              Person that provides or intends to provide products or services of the type provided by the Company for any Customers or any Prospective Customer.

    (b) For purposes of this Paragraph 8, the following terms shall have the following definitions:

        (i) "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by, or under common control with, such other Person.

        (ii) "Customer" means any Person for whom the Company performed Competitive Services within the 18 months immediately preceding such engagement, contact, solicitation attempted solicitation or inducement, or the Executive's termination of employment.

        (iii) "Competitive Services" means any business activity which is, being conducted or planned during the Term of Employment or was being conducted or planned by the Company at the time of the Executive's termination of employment.

        (iv) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

        (v) "Prospective Customer" means any Person to whom the Company submitted, or assisted in the submission of, a proposal for Competitive Services during the 18 months immediately preceding such (x) engagement, contact, solicitation, attempted solicitation or inducement, or (y) the Executive's termination of employment.

    (c) Ownership of less than 5% of the securities in a publicly traded corporation shall not constitute a violation of this Agreement.


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9.  Intellectual Property and Proprietary Information. The Executive has
executed the NYNEX Employee Agreement Regarding Intellectual Property and Proprietary Information which is attached hereto as Appendix A and made a part of this Agreement.

10. Company Rules; Code of Business Conduct. The Executive agrees to abide by all of the rules applicable to Company employees as such rules are made known to the Executive from time to time. The
Executive has received and read the publication entitled the NYNEX Code of Business Conduct.

11. Modification of Final Judgment. The Executive has received and read the publication entitled NYNEX Policy for Compliance with the Modification of Final Judgment (August 1988) and has executed the Acknowledgment attached thereto. Such Acknowledgment is attached hereto as Appendix B and made a part of this Agreement.

12. Additional Remedies. In addition to any other rights or remedies, whether legal, equitable or otherwise, which each of the parties may have:

    (a) The Executive acknowledges that Paragraphs 8, 9, 10 and 11 of this Agreement are essential to the continued good will and profitability of the Company and its subsidiaries and affiliates and further acknowledges that the application and operation thereof shall not involve a substantial hardship upon the Executive's future livelihood. Should any court or arbitrator determine that any or all of such paragraphs of this Agreement are unenforceable in respect of scope, duration or geographic area, such court or arbitrator shall substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company and its subsidiaries and affiliates, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.






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    (b) The parties hereto further recognize that irreparable damage to the Company and its subsidiaries and affiliates will result in the event that Paragraphs 8, 9, 10 and 11 of this Agreement are not specifically enforced and that monetary damages will not adequately protect the Company and its subsidiaries and affiliates from a breach of this Agreement. If any dispute arises concerning the violation by the Executive of this Agreement, the parties hereto agree that an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security may be required in connection therewith.

13. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

14. Reformation and Severability. The Executive and the Company agree that the agreements contained herein shall each constitute a separate agreement independently supported by good and adequate consideration, shall each be severable from the other provisions of the Agreement, and shall survive the Agreement. If an arbitrator or court of competent jurisdiction determines that any term, provision or portion of this Agreement is void, illegal or unenforceable, the other terms, provisions and portions of this Agreement shall remain in full force and effect and the terms, provisions and portions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or messenger, transmitted by telex or telegram or mailed by registered or certified mail, return receipt requested and postage prepaid, as follows:




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    (a) If to the Company, to:






        With a copy to:

        NYNEX Corporation
        1113 Westchester Avenue
        White Plains, New York 10604
        Attention:  Executive Vice President
                    and General Counsel

    (b) If to the Executive, to:





or to such other person or address as either of the parties shall hereafter designate to the other from time to time by similar notice.

16. Assignability. This Agreement is personal in nature. The Executive shall have no right to assign or transfer this Agreement. In the event of any attempted assignment or transfer by the Executive of the Executive's duties and obligations contrary to this paragraph, all the Executive's rights under this Agreement shall be forfeited, and the Company shall have no further liability under this Agreement. The Company may assign or transfer its rights under this Agreement only to a subsidiary or affiliate of the Company. No assignment by the Company shall relieve the Company of the liabilities and responsibilities created by this Agreement.

17. Entire Understanding. This Agreement constitutes the entire understanding between the Company and the Executive with respect to the subject matter hereof, superseding any and all prior written or oral understandings which may have existed.
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18. Amendment.  This Agreement may be amended or modified, in whole or in part, only by an agreement in writing signed by the Company and the Executive.

19. Headings. The headings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions herein.

20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws of that State.

21. Arbitration. Any disputes under this Agreement shall be submitted to Arbitration. The Arbitration shall be conducted under the rules of the American Arbitration Association.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be
executed and delivered as of the          day of               ,
1994.




EXECUTIVE                             COMPANY







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